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                                   EXHIBIT 99
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AT THE COMPANY
Daniel D. Viren, Senior Vice President-Finance  (614) 864-6400
Roy Youst, Director Corporate Communications  (614) 864-6400


FOR IMMEDIATE RELEASE
Thursday, March 11, 2004

               R.G. BARRY CORPORATION SECURES FINANCING FOR MARCH
              ZACKS RETIRES, VON LEHMAN NAMED INTERIM CEO/PRESIDENT

PICKERINGTON, OHIO - THURSDAY, MARCH 11, 2004 -R.G. BARRY CORPORATION (NYSE:RGB) said today that it has received a commitment from its current lender to advance the Company additional funds in March 2004, in an amount which the Company expects to be sufficient to meet its financing requirements for operations during the remainder of the month. Negotiations are continuing with several lenders to secure the Company's financing requirements for the remainder of 2004.

R.G. Barry Corporation also reported today that Gordon Zacks, 71, has announced his decision to retire as President and Chief Executive Officer of the Company, effective immediately. Mr. Zacks will relinquish his day-to-day responsibilities but will continue as Senior Chairman of the Board.

"Gordon Zacks has devoted 50 years of his life to building R.G. Barry Corporation, and for the past 24 years he has provided direction and leadership as our Company's Chief Executive Officer," said Edward M. Stan, speaking on behalf of the Company's Board of Directors. "We thank him for his innumerable contributions, and we are pleased that he will continue to provide his unique vision as a director and the Company's Senior Chairman of the Board."

Thomas M. Von Lehman, 54, has been named the Company's interim President and CEO. Mr. Von Lehman joins R.G. Barry from The Meridian Group, an investment banking and corporate renewal consulting firm currently engaged by the Company to provide consulting services in regard to R.G. Barry's financing requirements and operational success.

"Tom and The Meridian Group have been working with our senior management for the past few months. Their mission has been to secure financing for 2004, assess our business model, recommend changes to our business model and work with our management to build a transition plan to move R.G. Barry forward," Senior Chairman Zacks said. "As a corporate renewal specialist with extensive senior management experience, Tom is highly qualified to lead a turnaround of our Company. I will assist and support him in any way he believes will be helpful. My objective is to see R.G. Barry returned to financial health."

R.G. Barry Corporation has entered into a six-month employment agreement with Von Lehman. Pursuant to that agreement, the Company is granting him stock options to purchase up to 100,000 shares of the Company with a


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R.G. BARRY SECURES - PAGE 2


second grant of an additional 50,000 if the Company and Von Lehman agree to a three-month extension of the employment agreement beyond the initial six-month term. The stock options will have an exercise price equal to the market price of the shares on the date of grant and will have a two-year term. The stock options vest at the end of each employment period unless certain events occur prior to that time.



"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. There are factors that could cause results and outcomes to differ materially from those anticipated by our forward-looking statements. These factors include, but are not limited to, the Company's ability to secure financing for its operations after March, satisfactory completion of due diligence and credit review by the lenders with whom it is currently in negotiations, a decision by the Company's current lender to declare the current financing in default, the Company's actual cash requirements, the cost of obtaining new financing, continuing support of the Company's suppliers and customers and sales results for the Company's products. Other risks to the Company's business are detailed in our press releases, shareholder communications and Securities and Exchange Commission filings.